SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING 2/28/2006
FILE NUMBER 811-2729
SERIES NO.: 7

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $  1,870
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class       $    913
              Personal Investment Class      $    108
              Cash Management Class          $    595
              Reserve Class                  $      0
              Resource Class                 $    140
              Corporate Class                $      0
73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0192
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Investment Class       $000.0180
              Personal Investment Class      $000.0165
              Cash Management Class          $000.0188
              Reserve Class                  $000.0149
              Resource Class                 $000.0184
              Corporate Class                $000.0007

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class               75,021
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class          41,959
              Personal Investment Class          6,292
              Cash Management Class             42,949
              Reserve Class                        178
              Resource Class                     9,640
              Corporate Class                      269